SAZO

SAMZIR ZAIDAN GEN. CONT. & MAINT. EST.

Dated : 12/01/002

M/s City Mix L. L. C.

Attention of Mr. Andrey Kharlanov General Manager

Subject: Letter of Intent

Dear Mr. Andrey

Following to our visit to your factory at Musaffah and having introduced to the new production technology and the very advanced machinery, which we believe it will be the first in the region. We hereby express our satisfaction and intent to take our supplies of readymix concrete from your factory for our projects once your factory is put into real operation.

Thank your and we wish you all successes

Tell 6667876 - Fax : 6657831 - P.O. Box : 72068 - Abu Dhabi - U.A.E.